UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 22, 2005

Cuisine Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-32439	52-0948383
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

85 S. Bragg Street, Suite 600, Alexandria, Virginia		22312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-270-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Cuisine Solutions, Inc. announced that on April 22, 2005 it added John D. Firestone and Robert N. Herman to its Board of Directors.

Mr. Firestone will also serve on the Board’s compensation committee. Mr. Firestone is currently a partner in the private equity company, Secor Group, and he serves on the boards of Allied Capital, Security Storage, and Knowledge Delivery Systems. Mr. Firestone also serves and has served on the boards and committees of civic organizations such as the Washington National Cathedral, Washington Ballet, Corcoran Gallery of Art, and National Theater, National Rehabilitation Hospital.

Mr. Herman will also serve on the Board’s audit committee. He is currently a principal in the consulting firm The Herman Group, LLC. Previously, Mr. Herman was Executive Vice President, COO, and General Counsel of Shoppers Food Warehouse Corp. He also spent twelve years prior to that practicing law. Mr. Herman also serves on the Boards of Guest Services, Inc., Fidelity and Trust Bank, and The Nora School.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cuisine Solutions, Inc.

April 28, 2005	By:	Stanislas Vilgrain

Name: Stanislas Vilgrain
Title: Chief Executive Officer